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                                                                   EXHIBIT 10.30

                             STOCKHOLDERS AGREEMENT

                               Dated _______, 1999

            The parties to this agreement are YouthStream Media Networks, Inc., a Delaware corporation (the "Company"), Benjamin Bassi ("Bassi"), William Townsend ("Townsend"), Mark Palmer ("Palmer"), Harlan D. Peltz, individually ("Peltz"), and Harlan D. Peltz, as voting trustee (the "Trustee") under a voting trust agreement dated this date (the "Voting Trust Agreement") among the Company, Bassi, Townsend and Palmer and the Trustee. Bassi, Townsend and Palmer are collectively referred to as the "CP Stockholders" and the CP Stockholders and Peltz are collectively referred to as the "Stockholders."

            The Company has today acquired, in exchange for shares of the Company's common stock, $.01 par value ("Shares"), all of the outstanding shares of Network Event Theater, Inc., a Delaware corporation of which Peltz was a shareholder, and all of the membership interests of Common Places, LLC (other than membership interests owned by Network Event Theater, Inc.), a Delaware limited liability company of which the CP Stockholders were members. Peltz acquired in the transaction _____ Shares, and Bassi, Townsend and Palmer acquired in the transaction ________, ______ and __________ Shares, respectively. Peltz owns of record and beneficially all of the Shares acquired by him in the transaction. Each of the CP Stockholders has transferred to the Trustee pursuant to the Voting Trust Agreement record ownership and voting rights to 50% of the Shares acquired by him in the transaction and has retained record and beneficial ownership of the balance of the shares acquired by him in the transaction.

            The parties agree as follows:

            1. Directors

                  1.1 Election.

                        (a) During the period commencing on this date and ending on the third anniversary of this date (or any earlier date upon which Bassi ceases to beneficially own more than 10% of the number of Shares he so owns on the date of this agreement), Peltz, individually and as the Trustee, shall vote all Shares owned by him of record or beneficially, and shall take all other action incidental to that vote that Bassi reasonably requests, to cause the election to the Company's board of directors of Bassi and one other individual nominated by Bassi.

                        (b) During the period commencing on this date and ending on the third anniversary of this date (or any earlier date upon which Peltz ceases to beneficially own more than 10% of the number of Shares he so owns on the date of this agreement (excluding any Shares owned of record pursuant to the Voting Trust Agreement)), each of the CP Stockholder shall vote all Shares owned by him of record or beneficially (to the extent such Shares are not subject to the Voting Trust Agreement), and shall take all other action that Peltz reasonably requests, to cause
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the election to the Company's board of directors of Peltz and all such other individuals as Peltz may nominate (so that, subject to election by the Company's stockholders, Peltz and his nominees shall constitute at least a majority of the Company's board of directors).

            For the purpose of this provision, beneficial ownership shall be determined in accordance with the rules under the Securities Exchange Act of 1934 (the "Exchange Act").

                  1.2 Removal; Vacancies.

                        (a) If, during the period any party is entitled to nominate directors pursuant to section 1.1, Bassi or Peltz gives notice to the other parties to this agreement of his wish to remove a director previously nominated by him and elected in accordance with section 1.1, each of the other parties shall vote all Shares owned by him of record or beneficially in favor of removing that director and shall take all other action incidental to that vote as Bassi or Peltz, as the case may be, reasonably requests to cause that director to be removed.

                        (b) If, during the period any party is entitled to nominate directors pursuant to section 1.1, any director previously nominated and elected pursuant to section 1.1 ceases to hold office, the party that nominated the director who ceased to hold office promptly shall nominate an individual to fill the vacancy so created for the unexpired term, and each of the other parties shall vote all Shares owned by him of record or beneficially to cause the individual so nominated to be elected to fill the vacancy and shall take all other action incidental to that vote that Bassi or Peltz, as the case may be, reasonably requests.

                  1.3 Classified Board. At any time the Company's board of directors is divided into two or more classes, the members nominated by Bassi shall, to the extent practicable, be included in the respective classes in the same manner as are the members nominated by Peltz. The classification of the board of directors shall not change the number of directors a party otherwise is entitled to nominate pursuant to this agreement.

            2. Stockholder Action. It is contemplated that Bassi and the other CP Stockholders and Peltz will consult with each other and act cooperatively in seeking to maximize the value of their interests as stockholders of the Company, and that prior to voting on any matter submitted to shareholder vote, and prior to taking any other action as shareholders, they will consult with each other with respect to the matter and seek to develop a common position. Nevertheless, Bassi and the other CP Stockholders and Peltz each shall have the right to vote the shares of which he is the record owner and take other action as a shareholder in the manner he determines in his sole discretion (other than with respect to the election of directors, as to which section 1 of this agreement shall apply), except that, other than in cooperation with Peltz and with his prior written consent, neither Bassi nor either of the other CP Stockholders shall, either alone or acting together with anyone else, (a) seek to place designees on the Company's board of directors, seek the removal of any member of the Company's board of directors, or otherwise participate in any election contest with respect to the Company, except in accordance with section 1, or (b) make, or announce an intent to make, any tender offer or exchange offer for any equity securities of the Company or any assets of the Company or any of its subsidiaries (or solicit, participate in, facilitate or support any effort or attempt by anyone else to do so) or try to effect any sale, business combination or other similar transaction involving the Company or any of its subsidiaries (or


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negotiate or participate with any third party with respect to any such transaction or with respect to any employment arrangement involving Bassi or either of the other CP Stockholders).

            3. Transfers of Shares

                  3.1 Transfers to be Made Only as Permitted by This Agreement. During the period from the date of this agreement through the third anniversary of the date of this agreement, the Stockholders may not, directly or indirectly, sell, assign, transfer, pledge or otherwise encumber or dispose of (collectively, "transfer") any Shares, except as specifically permitted by this agreement and the Voting Trust Agreement. Any purported transfer in violation of this agreement shall be void and of no effect.

                  3.2 Permitted Transfers. The Stockholders may transfer Shares as follows:

                        (a) Any Stockholder may at any time transfer some or all of his Shares to his spouse, to any of his children or grandchildren, to a trust for the benefit of any one or more of them, or to his estate or other legal representative (any such person, trust or estate being referred to below as a member of a "Family Group"), provided that prior to the transfer the proposed transferee agrees in a writing satisfactory in form and substance to Bassi and to Peltz to be bound by all the terms of this agreement and, in the case of the CP Stockholders and their respective transferees, the Voting Trust Agreement, as if the transferee were the transferring Stockholder.

                        (b) Subject to section 3.2(c), any stockholder may at any time transfer Shares (i) in a sale pursuant to Rule 144 under the Securities Act of 1933 (the "1933 Act"), (ii) in a transaction pursuant to another exemption from registration under the 1933 Act to any purchaser who, together with the purchaser's affiliates, associates and Family Group members, owns fewer than 1% of the outstanding Shares immediately prior to that transfer, and (iii) pursuant to a tender offer, merger or other transaction that has been approved by the Company's board of directors.

                        (c) No transfer of Shares may be made by any Stockholder pursuant to section 3.2(a) or (b) unless (i) the number of Shares that would be transferred, when aggregated with the number of Shares previously transferred by that Stockholder and all persons to whom he has transferred shares pursuant to sections 3.2(a) and 3.2(b) during the six-month period ending on the date of the proposed transfer does not exceed 10% of the number of Shares beneficially owned by that Stockholder on the date of this agreement, as set forth in the second paragraph of this agreement, and (ii) prior to the transfer, the transferor shall have provided the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company, that an exemption from registration under the 1933 Act applies to the transfer, and (iii) at least 15 days prior to the transfer, the transferor shall have given notice to Peltz and Bassi of the proposed transfer.


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                  3.3 Legend. As long as any provision of this agreement remains in effect, each certificate representing Shares shall bear a legend substantially as follows:

                  "The shares represented by this certificate are subject to a stockholders agreement dated ____________, ___, 1999 that restricts the voting and transfer of the shares, a copy of which is on file at the office of the Company."

            4. Purchase of Shares. During the period from the date of this agreement through the third anniversary of the date of this agreement, except as otherwise agreed by Peltz and Bassi in writing or as contemplated or permitted by this agreement, neither Peltz nor any of the CP Stockholders shall, directly or indirectly, purchase or otherwise acquire any of the Company's shares, and none of them shall permit any of his affiliates or associates (as those terms are defined in the rules under the Exchange Act) to do so.

            5. Miscellaneous

                  5.1 Termination. Notwithstanding anything to the contrary in this agreement, the provisions of sections 1, 2, 3 and 4 shall terminate upon a Change of Control of the Company. For this purpose, the term "Change of Control" means (a) any transaction or series of related transactions in which the Company's stockholders sell or otherwise transfer their Shares for cash or other consideration, by merger or otherwise, as a result of which the stockholders of the Company immediately prior to such transaction or series of related transactions do not own at least 50% of the outstanding equity securities of the surviving or resulting entity, or (b) the sale of all or substantially all the assets of the Company.

                  5.2 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to agreements made and to be performed wholly in New York.

                  5.3 Notices. Any notice or other communication under this agreement shall be in writing and shall be considered given when delivered personally or mailed by registered mail, return receipt requested, at the following address (or at such other address as a party may designate by notice given to the others):


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                        if to the Company, the Trustee or Peltz, to it or him
                  at: 529 Fifth Avenue, 7th Floor

                        New York, New York 10017
                        Attention: Bruce L. Resnik, Executive Vice President and
                                   Chief Financial Officer and Harlan D. Peltz

                        if to Benjamin Bassi, to him at
                        24 Coventry Road
                        Atkinson, N.H. 03811
                        Fax No.: (617) 349-0791

                        if to William Townsend, to him at
                        7 Wingreen Loop
                        Austin, Texas 78738
                        Fax No.: (617) 349-0791

                        if to Mark Palmer, to him at:
                        80 Patton Lane
                        North Andover, MA 01845
                        Fax No.: (617) 349-0791

                        with a copy to:
                        Hutchins, Wheeler & Dittmar
                        101 Federal Street
                        Boston, Massachusetts 02110
                        Attention: Jonathan R. Karis, Esq.
                        Fax No.: (617) 951-1295

                  5.4 Counterparts. This agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

                  5.5 Equitable Relief. The parties acknowledge that the remedy at law for breach of this agreement would be inadequate and that, in addition to any other remedy a party may have for a breach of this agreement, that party shall be entitled to an injunction restraining any such breach or threatened breach, or a decree of specific performance, without the necessity of showing actual damages and without any bond or other security being required. The remedy provided in this section 4.4 is in addition to, and not in lieu of, any other rights or remedies a party may have.

                  5.6 Separability. If any provision of this agreement is invalid or unenforceable, the balance of this agreement shall remain in effect, and, if any provision is


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inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                  5.7 Entire Agreement; Amendments. This agreement contains a complete statement of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them with respect to that subject matter and may not be changed or terminated orally. Any amendment or modification must be in writing and signed by the Company, Peltz and Bassi, provided that no such amendment or modification may adversely affect the rights or obligations of any CP Stockholder without that party's prior written consent, unless the amendment or modification similarly affects all CP Stockholders.

                                    YOUTHSTREAM MEDIA NETWORKS, INC.

                                    By:________________________________


                                    ___________________________________
                                    Harlan D. Peltz, Individually


                                    ___________________________________
                                    Benjamin Bassi, Individually


                                    ___________________________________
                                    William Townsend, Individually


                                    ___________________________________
                                    Mark Palmer, Individually.


                                    ___________________________________
                                    Harlan D. Peltz, As Voting Trustee


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